Exhibit 99.3
Conformed Copy
SEPARATION AGREEMENT AND GENERAL RELEASE
     This Agreement is between VeriFone, Inc. and VeriFone Holdings, Inc. (collectively, “Employer”), and Barry Zwarenstein, an individual (“Employee”) (collectively, “Parties”).
RECITALS
     Employee is currently employed by Employer.
     Employee is willing to tender his resignation from employment with Employer and all Affiliates, and Employer desires to accept Employee’s resignation, as provided herein. “Affiliate” shall be defined as any entity that directly or indirectly controls, is controlled by, or is under common control with Employer.
     ACCORDINGLY, the Parties agree as follows:
     1. Employer Obligations.
          (a) Severance Payment. Within five (5) business days of the Resignation Date, as defined below, Employer shall pay Employee the lump sum of Two Hundred Fifty Thousand Dollars ($250,000), representing Employee’s right to severance under any and all severance agreements and Employer’s severance policies, if any, offset by the amount of quarterly bonus payments received by Employee with respect to Employer’s fiscal year ended October 31, 2007 which Employee has agreed to reimburse to Employer because Employer’s restated results did not achieve the bonus targets. Notwithstanding anything in this Agreement to the contrary, Employee shall have no right to severance payments hereunder or under any severance agreements or Employer’s severance policies, if Employee voluntarily terminates his employment hereunder or his employment is terminated for cause by Employer prior to the Resignation Date.
          (b) Continued Employment. Employer shall continue to employ Employee through the Resignation Date under the same terms and conditions of employment as existed immediately prior to the Effective Date, including without limitation base salary and benefits.
          (c) Accrued Pay. On the Resignation Date, Employer shall pay Employee unpaid compensation earned through the Resignation Date and earned but untaken vacation earned through the Resignation Date.
          (d) Business Expenses. Employer shall reimburse Employee for all reasonable business expenses incurred on or prior to the Resignation Date promptly upon submission by Employee of appropriate documentation of such expenses in accordance with normal Employer policy.
          (e) Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Employer shall provide Employee COBRA benefits following the

Resignation Date as required by law, with Employer to pay the COBRA premiums for a period not to exceed eighteen (18) months. Employee promptly shall notify Employer in the event that Employee is covered by a subsequent employer’s medical plan. Employer shall have no obligation to pay COBRA premiums on behalf of Employee after the effective date of coverage of Employee by a subsequent employer’s medical plan.
          (f) Access to Documents. Upon request by Employee or his counsel, Employer shall provide Employee or his counsel reasonable and prompt access to non-privileged documents that will assist Employee in defending himself against any action, investigation, or other proceeding.
          (g) Indemnification and Advancement of Fees. Employer shall indemnify Employee and shall advance him attorney’s fees and costs, within thirty (30) days of receipt of each invoice, as required by applicable law and as provided by the Certificate of Incorporation and By-Laws of Employer and any Affiliate. .
          (h) Attorneys Fees and Costs. Employer shall pay counsel for Employee within thirty (30) days of receipt of invoices for reasonable attorneys fees and costs incurred prior to the Effective Date in connection with (a) the negotiation and drafting of this Agreement and (b) the investigation or defense of any pending or threatened litigation or governmental action.
          (i) Prospective Employers. Unless otherwise authorized by Employee, Employer (i) shall communicate to any prospective employer of Employee only the dates of his employment and his title as of the Resignation Date and (ii) shall not communicate to such prospective employers any view regarding Employee’s performance or conduct while employed by Employer or any view regarding his responsibility or lack of responsibility for Employer’s restatement of earnings.
     2. Employee Obligations.
          (a) Continued Employment and Resignation. From the Effective Date through the Resignation Date, Employee shall continue to perform the same duties and have the same responsibilities under the same terms and conditions of employment as were in effect immediately prior to the Effective Date. Employee hereby resigns his employment with Employer and all Affiliates with effect as of the close of business on the business day after the Reporting Completion Date, as defined below, or such earlier date as the Board of Directors of Employer may in its complete discretion determine (“Resignation Date”). Subject to Section 1(a), Employee may, at his complete discretion, voluntarily terminate his employment hereunder at any time prior to the Resignation Date. Employee also hereby resigns from all offices and directorships, if any, with Employer and all Affiliates effective as of the Resignation Date including such earlier date as the Board of Directors of Employer may in its complete discretion determine. The “Reporting Completion Date” means the last date on which Employer has completed and filed all of the following reports: its amended and restated quarterly reports on Form 10-Q/A for the three month periods ended January 31, April 30 and July 31, 2007; its annual report on Form 10-K for the year ended October 31, 2007; and its Form 10-Q for the three months ended January 31, 2008.
          (b) Cooperation. Both before and after the Resignation Date, Employee shall cooperate reasonably with Employer in connection with (i) the orderly transfer of Employee’s responsibilities, (ii) any internal investigation, and the defense or prosecution of any claim that may be made against or by Employer or any of its Affiliates (with the exception of any claims that may be asserted by Employer against Employee or Employee against Employer), or in connection with any ongoing or future investigation or dispute or claim of any kind involving Employer or any of its Affiliates, including any proceeding, civil or criminal, before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in or in connection with any proceeding, to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee (including without limitation the defense of any action or proceeding brought by any governmental agency or third party against Employer or any of its Affiliates that relates in any way to Employee’s acts or omissions while employed by Employer or any of its Affiliates); and (iii) any effort by Employer to obtain the proceeds of insurance policies with respect to the matters set forth in section (b)(ii) hereof. Employee shall not be obliged to provide cooperation under this Section 2(b) where providing such cooperation would impose an undue hardship on Employee, or unreasonably interfere with, Employee’s business, personal, or other obligations. Solely for purposes of responding to or cooperating with Employer in responding to any ongoing or future investigation or dispute or claim involving Employer or any of its Affiliates or Employee, Employer will provide to Employee’s counsel, within five (5) business days of the Effective Date, a forensic copy of Employee’s Employer-issued computer hard drive. Information contained in said forensic copy shall be maintained by Employee’s counsel as confidential and privileged for use only in connection with proceedings as described above and no such information may be disclosed by Employee or his counsel to any third party without the prior approval of Employer except to the extent such information is disclosed pursuant to valid legal process after reasonable prior notice to Employer enabling Employer to take reasonable steps to preserve or protect confidential or proprietary information.
          (c) Return of Property. Other than as set forth in Section 2(b), not later than the Resignation Date, Employee shall return to Employer all property of Employer, including, without limitation, all equipment, computers, documents, books, records, reports, contracts, lists, and computer files and data. .
          (d) Confidential Information. The Patent and Confidential Information Agreement between Employer and Employee dated June 1, 2004 shall remain in full force and effect, and Employee shall continue to be bound by its provisions.
          (e) Withholding. Employer will withhold from any compensation and benefits payable to Employee hereunder, including all appropriate deductions for employee benefits, if applicable, and the amounts necessary for Employer to satisfy its withholding obligations under Federal, state and local income and employment tax laws.
     3. Releases.
          (a) Employee Release. Employee and his representatives, heirs, successors, and assigns do hereby completely release and forever discharge Employer, any Affiliate, and its and their present and former shareholders, officers, directors, agents, employees, attorneys (of Employer, any Affiliate, any director, and any committee of directors), successors, and assigns (collectively, “Employee Released Parties”) from all claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character, known or unknown, mature or unmatured, which Employee may have as of the Effective Date or has ever had, whether based on tort, contract (express or implied), or any federal, state, or local law, statute, or regulation (collectively, the “Employee Released Claims”). By way of example and not in limitation of the foregoing, Employee Released Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, and the California Fair Employment and Housing Act, as well as any claims asserting wrongful termination, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, fraud, negligent or intentional interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability. Employee Released Claims shall also include, but not be limited to, claims for severance pay, bonuses, sick leave, vacation pay, life or health insurance, or any other fringe benefit. Employee likewise releases the Employee Released Parties from any and all obligations for attorneys’ fees incurred in regard to the above claims or otherwise incurred prior to the Effective Date, except as provided in this Agreement. Notwithstanding the foregoing, Employee Released Claims shall not include any claims based on or relating to (i) obligations created by or reaffirmed in this Agreement; (ii) Employee’s 401(k) plan; (iii) stock options or restricted stock units that that are vested as of the Effective Date or will vest on or before the Resignation Date; (iv) claims which by law cannot be waived, including without limitation workers’ compensation claims (the settlement of which would require approval by the California Workers’ Compensation Appeals Board) and unemployment claims; (v) any right to indemnification, including advancement of fees and costs, under the California Labor Code, the Delaware General Corporation Law, or other applicable law or under the Employer’s Certificate of Incorporation or By-Laws; and (vi) any right under any of the Excluded Agreements, as defined below.
          (b) Employer Release. Employer, its Affiliates, and their successors and assigns do hereby completely release and forever discharge Employee, his representatives, heirs, successors, and assigns (collectively, “Employer Released Parties”) from all claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character, known or unknown, matured or unmatured, that Employer may have as of the Effective Date or has ever had, whether based on tort, contract (express or implied), or any federal, state, or local law, statute, or regulation (collectively, the “Employer Released Claims”). Employer likewise releases the

Employer Released Parties from any and all obligations for attorneys’ fees incurred in regard to the above claims or otherwise incurred prior to the Effective Date. Notwithstanding the foregoing, Employer Released Claims shall not include any claims based on or relating to (i) obligations created by or reaffirmed in this Agreement; (ii) any of the Excluded Agreements, as defined below; (iii) claims asserted by persons or entities other than Employer (regardless of whether any such claims ultimately benefit employer); (iv) in the event that Employee is not entitled to indemnification under the Delaware General Corporation law, rights to contribution in any federal securities class action pursuant to the terms of the Private Securities Litigation Reform Act; and (v) claims which by law cannot be waived.
     “Excluded Agreements” means the following written agreements between Employee and Employer:
•	the Indemnification Agreement entered into December 19, 2005;

•	the Patent and Confidential Information Agreement dated June 1, 2004;

•	all stock option plans, including without limitation,
•	the VeriFone Holdings, Inc. New Founders Stock Option Plan adopted by the Board of Directors on April 29, 2003

•	the VeriFone Holdings, Inc. 2005 Employee Equity Incentive Plan

•	the VeriFone Holdings, Inc. 2006 Equity Incentive Plan
•	all agreements relating to stock options, including without limitation
•	the Non-Qualified Stock Option Notice dated August 9, 2004 (Grant no. 458 for 325,000 option shares),

•	the Non-Qualified Stock Option Notice dated April 29, 2005 (Grant no. 824 for 125,000 option shares),

•	the Non-Qualified Stock Option Notice dated March 22, 2006 (Grant no. 1085 for 80,000 option shares)

•	the Non-Qualified Stock Option Notice dated July 2, 2007 (Grant no. 2677 for 35,000 option shares)

•	the Nonqualified Stock Option Agreement dated July 1, 2004
•	all agreement relating to restricted stock units, including without limitation
•	the Restricted Stock Unit Award Notice dated March 22, 2006 (Grant no. 1090 for 10,000 restricted stock units)

•	the Restricted Stock Unit Award Notice dated September 12, 2006 (Grant no. 1773 for 40,000 restricted stock units)
     Wherever this Agreement refers to any “Released Party” it shall mean any Employee Released Party or any Employer Released Party, as applicable, and “Released Claim” shall mean any Employee Released Claim or any Employer Released Claim, as applicable.
     4. Section 1542 Waiver. Employee and Employer understand and agree that the Released Claims include not only claims presently known to Employee and Employer but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Released Claims as described in the preceding Section 3. Employee and Employer understand that they may hereafter discover facts different from what they now believe to be true, which if known, could have materially affected this Agreement, but nevertheless waive any claims or rights based on different or additional facts. To ensure that the releases set forth in Section 3 are fully enforceable in accordance with their terms, Employee and Employer knowingly and voluntarily waive any and all rights or benefits that they may have, now or may discover in the future, in regard to Released Claims, under the terms of Section 1542 of the California Civil Code, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
     5. Non-admission. The Parties understand and agree that the furnishing of the consideration for this Agreement shall not be deemed or construed at any time or for any purpose as an admission of liability by Employer or by Employee. The liability for any and all claims is expressly denied by Employer and by Employee.
     6. Confidentiality. The Parties understand and agree that this Agreement and each of its terms, and the negotiations surrounding it, are confidential and shall not be disclosed by Employee, or by any director, officer, manager, or employee of Employer or any Affiliate, to any entity or person, for any reason, at any time, without the prior written consent of the other Party, unless required by law. Notwithstanding the foregoing, this Agreement may be filed as an Exhibit to a Current Report on Form 8-K by Employer within four (4) business days of the date of this Agreement. Notwithstanding the foregoing, Employee may disclose the terms of this Agreement in confidence to his spouse, and for legitimate business reasons, in confidence to his legal, financial, and tax advisors. Employer may disclose the terms of this Agreement in confidence for legitimate business reasons to its directors, officers, employees, and legal, financial, and tax advisors.

     7. Integration. The Parties understand and agree that the preceding Sections recite the sole consideration for this Agreement; that no representation or promise has been made by Employee, Employer, or any other Released Party concerning the subject matter of this Agreement, except as expressly set forth in this Agreement; and that all agreements and understandings between the Parties concerning the subject matter of this Agreement are embodied and expressed in this Agreement. This Agreement shall supersede all prior or contemporaneous agreements and understandings among Employee, Employer, and any other Released Party, whether written or oral, express or implied, with respect to the employment, termination, and benefits of Employee, including without limitation, any employment-related agreement or benefit plan, except to the extent that the provisions of any such agreement or plan have been expressly referred to in this Agreement as having continued effect.
     8. Amendments; Waivers. This Agreement may not be amended except by an instrument in writing, signed by each of the Parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.
     9. Assignment; Successors and Assigns. Employee agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. Employee represents that he has not previously assigned or transferred any claims or rights released by his pursuant to this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, attorneys, and permitted assigns. This Agreement shall also inure to the benefit of any Released Party.
     10. Severability. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.
     11. Attorneys’ Fees. In any legal action or other proceeding brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.
     12. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of California.
     13. Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.
     14. Acknowledgment. The Parties acknowledge (i) that they have read and understand the Agreement and they are fully aware of its legal effect; and (ii) they are entering into this Agreement freely and voluntarily, and based on each party’s own judgment and not on any representations or promises made by the other party, other than those contained in this Agreement.
     15. Effective Date. This Agreement shall become effective on the date on which it shall first have been executed by both Parties (“Effective Date”).
The Parties have duly executed this Agreement as of the dates indicated below.

/s/ Zwarenstein		Date: April 1, 2008

Barry Zwarenstein

VeriFone, Inc.

By:	/s/ Douglas Bergeron	Date:	April 1, 2008

Its:	Chief Executive Officer

VeriFone Holdings, Inc.

By:	/s/ Douglas Bergeron	Date:	April 1, 2008

Its:	Chief Executive Officer